Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-23
*CUSIP:        21988G692       Class     A-1
               21988GAV8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of December 1, 2004..............................             $0.00
         Scheduled Income received on securities............     $1,000,000.75
         Unscheduled Income received on securities..........             $0.00

LESS:
         Distribution to Class A-1 Holders..................    -$1,000,000.00
         Distribution to Class A-2 Holders..................            -$0.00
         Distribution to Depositor..........................            -$0.00
         Distribution to Trustee............................            -$0.75
Balance as of June 1, 2005..................................             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of December 1, 2004..............................             $0.00
         Scheduled Principal received on securities.........             $0.00

LESS:
         Distribution to Holders............................            -$0.00
Balance as of June 1, 2005..................................             $0.00


                 UNDERLYING SECURITIES HELD AS OF June 1, 2005

           Principal
             Amount                       Title of Security
           ---------                      -----------------
          $28,777,000       Ryder System, Inc. 6.95% Debentures due
                            December 1, 2025
                            *CUSIP:    783549AZ1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.